Exhibit 10.18.1

NEWSTAR FINANCIAL, INC.

2006 INCENTIVE PLAN

Stock Option Award Agreement

NEWSTAR FINANCIAL, INC. (the “Company”) hereby grants to you (the “Optionee”) the following option (the “Option”) to purchase Common Stock of the Company:

Name of Optionee:

Total Number of Shares Subject to this Option:

Type of Option:	[Incentive Stock Option OR NQSO]

Exercise Price per Share:	$

Grant Date:

Vesting Commencement Date:

Expiration Date:	[CANNOT EXCEED 10 YEARS FOR INCENTIVE STOCK OPTION]

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms of the Company’s 2006 Incentive Plan and this Stock Option Award Agreement (this “Agreement”), which includes the incorporated terms and conditions attached to and made a part of this Agreement.

OPTIONEE:	NEWSTAR FINANCIAL, INC.

By:
Print Name	Print Name:
Address:	Title:

NEWSTAR FINANCIAL, INC.

Stock Option Award Agreement

under the 2006 Incentive Plan

Incorporated Terms and Conditions

1. Grant of Option. On the terms and conditions set forth in this Agreement, the Company grants to the Optionee on the Grant Date this Option to purchase at the exercise price per share set forth on the signature page of this Agreement (the “Exercise Price”) the number of shares of the Company’s Common Stock set forth on said signature page (the “Shares”). This Option is granted pursuant to and is governed by the Company’s 2006 Incentive Plan (the “Plan”), the terms of which are incorporated into this Agreement by this reference. Unless the context otherwise requires, capitalized terms used herein without definitions shall have the respective meanings assigned to them in the Plan. By signing this Agreement, the Optionee acknowledges receipt of a copy of the Plan and the Investors Rights Agreement.

2. Type of Option. This Option is intended to qualify either as an Incentive Stock Option or a Non-Qualified Stock Option, as set forth on the signature page of this Agreement. If this Option is intended to qualify as an Incentive Stock Option, it is agreed that the Exercise Price is at least 100% of the Fair Market Value per Share on the Grant Date (110% of Fair Market Value if this Option is an Incentive Stock Option). If this Option is intended to qualify as an Incentive Stock Option, said Option shall specifically comply with the requirements of Section 3.3 of the Plan.

(a) Vesting Schedule. This Option shall vest and become exercisable in accordance with the following schedule:

(i) On the first anniversary of the Vesting Commencement Date, this Option shall vest and become exercisable with respect to twenty-five percent (25%) of the Shares subject to the Option.

(ii) On the second anniversary of the Vesting Commencement Date, this Option shall vest and become exercisable with respect fifty percent (50%) of the Shares subject to the Option.

(iii) On the third anniversary of the Vesting Commencement Date, this Option shall vest and become exercisable with respect to seventy-five percent (75%) of the Shares subject to the Option.

(iv) On the fourth anniversary of the Vesting Commencement Date, this Option shall vest and become exercisable with respect to one-hundred percent (100%) of the Shares subject to the Option.

If the Optionee’s service to the Company has continued through each anniversary date set forth above, the Optionee may exercise the portion of the Option that has become vested pursuant to this Section 2(a). Notwithstanding the foregoing, the Committee may, in its discretion, accelerate the date on which any portion of the Option becomes exercisable. The foregoing rights are cumulative and may be exercised only before the Expiration Date set forth on the Signature page of this Agreement.

(b) Purpose and Waiver. The purpose of this Option is to encourage the Optionee to enter into and/or maintain a continuing and long-term relationship with the Company. It is not a purpose of this Option to reward the Optionee for the completion of any specific project or of any discrete period of service which may fall between consecutive vesting periods of this Option. By signing this Agreement, the Optionee hereby waives any claims to any Shares that have not become exercisable pursuant to Section 2(a) of this Agreement as of the Optionee’s Termination of Employment.

3. Exercise.

(a) General. Within the limits set forth in Section 2, above, the Option may be exercised from time to time with respect to all or any part of the Shares as to which it is exercisable at the time; provided, however, that the Option may not be exercised as to less than 10% of the total number of Shares subject to this Option at any one time, except with respect to the remaining Shares then purchasable under the Option, if less than 10% of such total number of Shares. No fractional Shares may be purchased except in combination with a fraction or fractions under another currently exercisable option or options granted under the Plan, and then only to the extent that such combination equals a full Share. The exercise of the Option shall be subject to satisfaction of all conditions the Committee may impose on the exercise of the Option pursuant to this Agreement or the Plan, and any such exercise shall be effective only after all such conditions have been satisfied.

(b) Deliveries. To exercise the Option, the Optionee (or other duly authorized person exercising the Option) must deliver to the Company the following:

(i) a completed and signed Notice of Stock Option Exercise, in the form of Attachment A hereto (the “Exercise Notice”). If the Option is being exercised by a person other than the Optionee, the Exercise Notice must be accompanied by proof of the right of such person to exercise the Option and such other pertinent information as the Company deems necessary;

(ii) payment in full of the aggregate Exercise Price of the Shares being purchased:

(A) in cash or by check made payable to the order of the Company;

(B) subject to Section 3(c), below, by delivery of shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the aggregate Exercise Price;

(C) subject to Section 3(c), below, by a combination of cash, check and/or shares of Common Stock; or

(D) if the Common Stock is then traded on a national securities exchange, by delivery of an irrevocable undertaking, satisfactory in form and substance to the Company, by a creditworthy securities broker to sell such Shares and to deliver promptly to the Company sufficient funds to pay the aggregate Exercise Price and any applicable withholding taxes, or delivery by the Optionee to the Company of a copy of irrevocable instructions, satisfactory in form and substance to the Company, to a creditworthy securities broker to sell such Shares and to deliver promptly to the Company sufficient funds to pay the aggregate Exercise Price and any applicable withholding or employment taxes.

(c) Limitations on Payment by Delivery of Common Stock. If clause (B) or (C) or (D) of Section 3(b)(ii) is applicable, and if the Optionee wishes to deliver shares of Common Stock held by the Optionee (“Old Stock”) to the Company in full or partial payment of the aggregate Exercise Price, then:

(i) the certificate or certificates representing such Old Stock shall be duly endorsed for transfer to the Company and such Old Stock shall be free of all transfer restrictions, liens, encumbrances and other legal or equitable interests; and

(ii) if the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Optionee and the Company, an equivalent number of Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Optionee paid for the Shares by delivery of Old Stock, in addition to any restrictions or limitations imposed by this Agreement.

(d) Share Certificate(s).

(i) Delivery. Subject to Section 3(e), below, the Company shall deliver a certificate or certificates representing the Shares to the Treasurer of the Company, as custodian (the “Custodian”) as soon as practicable after receipt of the deliveries specified in Section 3(b), above. Such certificate or certificates shall be registered in the name of the person or persons so exercising this Option. The certificate or certificates so delivered to the Custodian shall be held by the Custodian for the benefit and in favor of the Optionee, subject to the provisions of this Section 3(d). Notwithstanding the escrow, the Optionee shall retain the right to vote and enjoy all other rights and incidents of ownership of the Shares represented by said certificates. The Custodian shall issue a receipt to the Optionee evidencing the delivery of the stock certificates and transfer powers. The Custodian shall arrange to keep any stock certificates and stock transfer powers delivered to him under this Section 3(d) in a secure place and shall keep true and accurate records of all such certificates and powers.

(ii) Concerning the Custodian. The Company shall indemnify and hold harmless the Custodian against any and all costs or expenses (including attorneys’ fees expenses), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to this Agreement. Any person succeeding to the office of Treasurer shall succeed to and assume the rights and obligations of Custodian hereunder.

(e) Legal and Regulatory Matters. The Plan, this Agreement, the Option and the obligation of the Company to sell and deliver the Shares upon exercise of the Option are and shall be subject to (i) all applicable laws, government regulations and rules and (ii) all applicable regulations and rules adopted by the Committee in accordance with the Plan. Without limiting the generality of the foregoing, no Shares shall be issued upon the exercise of this Option unless and until the Committee has determined in its sole discretion that:

(i) The Company and the Optionee have taken all actions required to register the Shares under the Securities Act of 1933, as amended, or any successor statute (the

“Securities Act”), or to perfect an exemption from the registration requirements of the Securities Act;

(ii) Any applicable listing requirements of any stock exchange or other securities market on which the Common Stock is listed have been satisfied; and

(iii) All other applicable provisions of federal and state law have been satisfied.

(f) The Company may require, as a condition to the exercise of this Option, that Optionee agree to be bound by certain provisions specified by the Company, in addition to the provisions of Section 7.

4. Termination.

(a) Termination of Service. Except as otherwise extended by the Board, upon the Optionee’s Termination of Employment, the Optionee’s Option shall expire on the earliest of the following occasions:

(i) the date that is three months after the Optionee’s Termination of Employment; provided, that such Termination of Employment is not for Cause;

(ii) the date of the Optionee’s Termination of Employment; provided, that such Termination of Employment is for Cause;

(iii) the date one year after the Optionee’s Termination of Employment by reason of Disability;

(iv) the date one year after the Optionee’s Termination of Employment by reason of the Optionee’s death; or

(v) in the case of the Optionee’s Retirement, the expiration date of the Option as set forth on the signature page hereof.

The Optionee may exercise all or any part of the Optionee’s Option at any time before the expiration of such Option under this Section 4, but only to the extent that such Option had become exercisable before the Optionee’s service terminated (or became exercisable as a result of the termination). The balance of such Option shall lapse upon the Optionee’s Termination of Employment. In the event that the Optionee dies during the Optionee’s employment with the Company, or after the Optionee’s Termination of Employment but before the expiration of the Optionee’s Option, all or part of such Option may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired such Option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Option had become exercisable before the Optionee’s Termination of Employment (or became exercisable as a result of the termination) and the underlying Shares had vested before the Optionee’s Termination of Employment (or vested as a result of the termination).

(b) Termination on Change in Control. Except as otherwise determined by the Committee, in the case of a Change in Control, this Option shall terminate on the effective date of such transaction or event, unless provision is made in such transaction in the sole discretion of the parties thereto for the assumption of this Option or the substitution for this Option of a new stock option of the successor person or entity or a parent or subsidiary thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise price, as provided in Section 13 of this Agreement. In the event of any transaction that will result in such termination, the Company shall give to the Optionee written notice thereof at least ten (10) days prior to the effective date of such transaction. Until such effective date, the Optionee may exercise any portion of this Option that is or becomes vested on or prior to such effective date, but after such effective date the Optionee may not exercise this Option unless it is assumed or substituted by the successor entity (or a parent or subsidiary thereof) as provided above.

5. No Rights as Shareholder. The Optionee (or any other person entitled to exercise the Option) shall not be entitled to any rights as a shareholder of the Company with respect to any Shares issuable upon exercise of this Option until such Shares shall have been registered on the stock transfer books of the Company in the name of the Optionee (or such other person).

6. Notice of Premature Disposition. If this Option is intended to qualify as an Incentive Stock Option, as provided on the signature page of this Agreement, then if, within the later of (2) two years from the Grant Date or within one (1) year after the transfer of Shares to the Optionee upon exercise of the Option, the Optionee makes a disposition (as defined in section 424(c) of the Code) of any Shares, the Optionee shall notify the Treasurer of the Company within ten (10) days after such disposition.

7. Restrictions on Transfer.

(a) No Transfer of Options. This Option is not transferable by the Optionee except by will or the laws of descent and distribution, and is exercisable, during the Optionee’s lifetime, only by the Optionee. Notwithstanding the foregoing, if this Option is a Non-Qualified Stock Option, such Non-Qualified Stock Option is transferable to the extent permitted by the Plan.

(b) Lock-up Agreement. The Optionee agrees that, in the event that the Company effects any underwritten public offering of Common Stock registered under the Securities Act, neither the Shares nor any interest in the Shares may be sold, offered for sale, pledged or otherwise disposed of, directly or indirectly (including through the granting of options or any hedging transactions), without the prior written consent of the managing underwriter(s) of the offering, for the same period of time after the execution of an underwriting agreement in connection with such offering, and on the same terms, that all of the Company’s then directors and executive officers agree to be restricted.

8. No Retention Rights. Nothing in the Plan, the Option or this Agreement confers upon the Optionee any right to continue in the service of the Company for any period of specific duration or shall be construed to interfere with or otherwise restrict in any way the rights of the Company or of the Optionee, which rights are expressly reserved by each, to terminate the Optionee’s service at any time and for any reason, with or without cause.

9. Taxes. As a condition to the issuance of Shares upon exercise of this Option, the Optionee hereby agrees that, if the Company in its discretion determines that it is or could be obligated to withhold any tax in connection with the exercise of this Option, or in connection with the transfer of, or the lapse of restrictions on, any Shares or other property acquired pursuant to the Option, the Company may, in its discretion, withhold the appropriate amount of tax (a) in cash from the Optionee’s wages or other remuneration or (b) in kind from the Shares or other property otherwise deliverable to the Optionee on exercise of this Option provided; that, the foregoing withheld Shares have a Fair Market Value on the date of delivery no greater than the amount necessary to satisfy minimum statutory withholding obligations upon the exercise of the Option. The Optionee further agrees that, if the Company does not withhold an amount sufficient to satisfy the withholding obligation of the Company, the Optionee will on demand, and as a condition to the issuance of Shares upon the exercise of this Option, make reimbursement in cash for the amount underwithheld or, if permitted by the Board, provide such cash or other security as the Committee deems adequate to meet the liability or potential liability of the Company for the withholding of tax, and to augment such cash or other security from time to time in any amount reasonably deemed necessary by the Board to preserve the adequacy of such cash or other security.

10. Amendments. The Board may at any time or times amend the Plan, the Option granted hereunder, or this Agreement for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which at the time may be permitted by law. No termination, amendment of the Plan, amendment of the Option or this Agreement shall, without the Optionee’s consent, materially adversely affect the Optionee’s rights under the Option or this Agreement. Notwithstanding the foregoing, this Agreement shall be amended as required by Section 13(g) below to the extent required by regulatory or statutory guidance.

11. Adjustments for Stock Splits, Stock Dividends, Etc. If from time to time while this Agreement remains in force and effect there is any stock split-up, stock dividend, stock distribution or other reclassification of the Common Stock of the Company, (a) any and all new, substituted or additional securities to which the Optionee is entitled by reason of his ownership of Shares shall be immediately subject to the restrictions on transfer and other provisions of this Agreement in the same manner and to the same extent as such Shares and (b) appropriate adjustment shall be made to the Exercise Price. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to such date of exercise.

12. Consistency with Plan. If there is any inconsistency between the provisions of this Agreement and the provisions of the Plan, the latter shall control.

13.	Miscellaneous.

(a) Severability; Governing Law. If any provisions of this Agreement shall be determined to be illegal or unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms. This Agreement shall be governed by, and construed in accordance with, the internal laws of Delaware, without giving effect to the principles of the conflicts of laws thereof.

(b) Injunctive Relief. It is acknowledged that it will be impossible to measure the damages that would be suffered by the Company if the Optionee fails to comply with the provisions of this Agreement and that, in the event of any such failure, the Company will not have an adequate remedy at law. The Company shall, therefore, be entitled to obtain specific performance of each of the Optionee’s obligations hereunder and to obtain immediate injunctive relief. The Optionee shall not urge, as a defense to any proceeding for such specific performance or injunctive relief, that the Company has an adequate remedy at law.

(c) Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors and permitted assigns.

(d) Notices. All notices required or permitted hereunder shall be in writing and be effective upon personal delivery, upon deposit with the United States Post Office, by registered or certified mail, postage prepaid, or upon deposit with a recognized express overnight courier service, addressed, if to the Company, to its principal executive office at the time, Attention: President, and if to the Optionee, to the address shown beneath his or her signature on the signature page of this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 14(d).

(e) Entire Agreement. This Agreement, together with the Plan, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether oral or written, of the parties hereto concerning the subject matter hereof. In particular, the options granted hereunder satisfy all outstanding claims which the Optionee has with respect to equity of the Company.

(f) Waivers. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Committee or by an Optionee, but no such waiver by the Committee shall operate to the detriment of the Optionee without the Optionee’s consent.

(g) 409A Statutory Requirements and Subsequent Amendment. This Option, in form and/or operation, is not intended to constitute “deferred compensation” within the meaning of section 409A of the Code and therefore, the Option is intended to be exempt from the requirements applicable to deferred compensation under section 409A of the Code and the regulations thereunder.

(i) Modifications required to maintaining Option’s exempt status under Section 409A of the Code. To the extent necessary and permitted under Section 409A of the Code, the Company is authorized to amend this Award Agreement or to substitute this Option with another Award of comparable economic value so that the Option as modified or substituted, remains exempt from the requirements applicable to deferred compensation under Section 409A of the Code and (ii) the Committee shall take no action otherwise permitted under the Plan or this Award Agreement to the extent such action shall cause the Option to be treated as deferred compensation within the meaning of Section 409A of the Code. The Committee, in its sole discretion, shall determine to what extent if any, this Award Agreement shall be required to be so modified or substituted. Notwithstanding any provision to the contrary, such modification or substitution shall be made without prior notice to or consent of Participant.

(ii) Modifications required if Option considered deferred compensation. If the Committee determines that this Option, in form or operation, constitutes deferred compensation under Section 409A of the Code, then (i) to the extent necessary, the Company is authorized to modify this Award Agreement or to substitute this Option with another

Award of comparable economic value so that the Option as modified or substituted, complies with the requirements applicable to deferred compensation under Section 409A of the Code, and (ii) the Committee shall take no action otherwise permitted under the Plan or the Award Agreement to the extent such action shall cause the Option to no longer comply with the requirements applicable to deferred compensation under Section 409A of the Code. The Committee, in its sole discretion, shall determine to what extent if any, this Award Agreement shall be required to be so modified or substituted. Notwithstanding any provision to the contrary, such modification or substitution shall be made without prior notice to or consent of the Participant.

(h) Administration. The Committee shall have full authority and discretion to decide all matters relating to the administration and interpretation of this Agreement. The Committee shall have full power and authority to pass and decide upon cases in conformity with the objectives of this Agreement under such rules as the Board may establish. Any decision made or action taken by the Company, the Board, or the Committee arising out of, or in connection with, the administration, interpretation, and effect of this Agreement shall be at their absolute discretion and will be conclusive and binding on all parties. No member of the Board, the Committee, or employee of the Company shall be liable for any act or action hereunder, whether of omission or commission, by any agent to whom duties in connection with the administration of this Agreement have been delegated in accordance with the provision of this Agreement.

Attachment A

Notice of Stock Option Exercise

(To be completed and signed only on exercise of Option)

I hereby exercise the stock option (the “Option”) granted by NewStar Financial, Inc. (the “Company”) to me on _______, subject to all the terms and provisions thereof as contained in the Stock Option Grant Agreement of the same date signed by me concerning such Option (the “Agreement”) and in the Company’s 2006 Incentive Plan referred to therein (the “Plan”), and notify you of my desire to purchase _____ Shares pursuant to the Option.

Enclosed is my check in the sum of $________ in full payment for such Shares and applicable withholding and employment taxes.

I have been made aware of and understand the following:

(i) A holder of Incentive Stock Options may be subject to Alternative Minimum Tax under the Internal Revenue Code upon the holder’s exercising his/her options.

(ii) A holder of Non-Qualified Stock Options will be taxed upon the holder’s exercising his/her options, and may be subject to withholding.

(iii) At the time stock received on exercising an Incentive Stock Option is sold, the holder will pay tax on the difference between the exercise and sale prices at a favorable capital gains rate only if the stock is sold after the later of (i) one year after the date of exercise, and (ii) two years after the date of grant, and meets other requirements for incentive stock options. If the holder does not satisfy the required Incentive Stock Option holding period, the holder will recognize ordinary income when the stock is sold.

I understand that the applicable tax laws relating to my Option may change at any time and without notice from the Company and that the Company shall not be obligated to compensate me, in any way, for any changes in applicable tax laws that may increase my tax liability in connection with holding or exercising of this Option or holding or selling Shares of Common Stock acquired through the exercise of this Option.

I understand that all taxes relating to the exercise of these options are my responsibility alone, and have sought advice from my tax advisor as I determined appropriate.

I hereby confirm to the Company each of my representations, covenants and agreements in the Agreement.

All capitalized terms in this Notice of Stock Option Exercise have the meanings set forth in the Agreement or in the Plan, as the case may be.

DATED: _________________

Signature:

Name: